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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-179057, 333-142634, 333-125623, 333-101528, 333-55682 and 333-69775 of Corgenix Medical Corporation on Form S-8 of our report dated September 27, 2013 relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K of Corgenix Medical Corporation for the year ended June 30, 2013.

/s/ HEIN & ASSOCIATES LLP

Denver, Colorado
September 27, 2013

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM